AZONIC CORPORATION CHANGES NAME TO MIDLAND INTERNATIONAL CORPORATION

TORONTO, ONTARIO - July 21, 2005 ---- Azonic Corporation (OTCBB:AZOI) today announced that the Company has changed its name to Midland International Corporation ("Midland") and the new trading symbol is MLIC.

The Company has made the necessary filings with the United States Securities and Exchange Commission and the State of Nevada to effect the name change. The name change has been done to better reflect the future direction of the Company. In addition to the distribution of low cost wireless cellular devices, Midland intends to explore various opportunities in the North American telecommunications sector.

Mr. John Simmonds, Chief Executive Officer stated; "There are several announcements we expect to make over the next few months. In addition to the distribution of low cost cellular devices, Midland will be involved in a few business opportunities that revolve around the initial disposable phone business plan. I believe these opportunities will make the original business plan far more profitable. The name change is the first step in reorienting the future direction of the Company."

There can be no assurance that the Company will be successful in obtaining all the necessary components of the new business plan, on commercially beneficial terms or at all.

About Midland International Corporation:

Midland International Corporation plans to market low cost, wireless devices including cellular phones. One such phone is designed to be located in glove boxes, first aid kits and emergency supply packages and used for emergency purposes. Another is a prepaid wireless phone designed to be used in the low cost and short-term usage markets.


For additional information about Midland International Corporation review our periodic filings with the Securities and Exchange Commission at http://www.sec.gov.


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This press release contains "forward-looking statements" as defined in the
Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Midland International Corporation cannot provide assurances that the matters described in this press release will be successfully completed or that we will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; our ability to retain key management and employees; intense competition and our ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirement and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Midland International Corporation's SEC filings. Midland International Corporation undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Midland International Corporation's business, please refer to the risks and uncertainties detailed from time to time in Midland International Corporation's SEC filings.

Source: Midland International Corporation

For More Information Contact:

John Simmonds
CEO
Midland International Corporation
Telephone: (905) 773-1987 ext 223